Georgia-Pacific Corporation

                     DIRECTORS' DEFERRED COMPENSATION PLAN


1.   Adoption and Purpose

     The Board of Directors (the "Board") of Georgia-Pacific Corporation (the "Company") has, under specified conditions, permitted active directors ("Directors") of the Company to defer receipt of all or some portion of the fees (including, without limitation, any retainer, meeting fee or committee meeting fee; the "Fees") that each Director may receive for services to the Company. The Governance Committee of the Board desired to make this practice more formal by adopting, by resolution dated September 22, 1998, this Directors' Deferred Compensation Plan (the "Plan"). The purpose of this Plan is to promote the interests of the Company and its shareholders by attracting and retaining exceptional Directors for the Company. This Plan is intended to reflect the practices established by the Board in this regard in the past.

2.   Definitions

          (a) "Agreement" - A written agreement in the form determined from time to time by the Plan Administrator under Section 4 which specifies the terms and conditions pursuant to which a Director has deferred Fees under this Plan.

          (b) "Beneficiary(ies)" - The person or persons designated by a Director in accordance with Section 5(d)(ii) to receive his/her interest under this Plan in the event of the Director's death prior to the distribution of that interest.

          (c) "Board" - The Board of Directors of the Company, as constituted from time to time.

          (d) "Committee" - The Governance Committee of the Board, as constituted from time to time, or such subcommittee of that body as the Governance Committee shall specify to act for the Governance Committee with respect to this Plan.

          (e)  "Company" - Georgia-Pacific Corporation, a Georgia corporation.

          (f)  "Director" - An active member of the Board.

          (g) "Effective Date" - The date this Plan was adopted by the Committee, viz. September 22, 1998.

          (h) "Fees" - The fees, including, without limitation, any retainer, meeting fee or committee meeting fee, that a Director will become entitled to receive for services as a member of the Board.

          (i) "Plan" - The Directors' Deferred Compensation Plan, as described in this plan document.

          (j) "Plan Administrator" - The administrator of the Plan as designated in Section 6 of this Plan.

3.   Eligibility and Election to Defer

     Any Director may elect deferral of all or a portion of his/her Fees at any time by executing an Agreement in the form approved from time to time by the Plan Administrator pursuant to Section 4 of this Plan and submitting the executed Agreement to the Secretary of the Company or his/her delegate.

4.   Agreement Form

     The Plan Administrator shall from time to time approve a form Agreement providing the terms and conditions of any deferral of Fees under this Plan.
Such terms and conditions shall be at the discretion of the Plan Administrator, provided, however, that any such form Agreement must comply with, reflect and be subject to the terms and conditions of this Plan, regardless of whether they are specifically reiterated in the text of the form Agreement. Whenever a Director elects to participate in this Plan, the Plan Administrator shall have the responsibility to provide to the Director, if one has not been supplied previously, a copy of this Plan.

5.   Agreement Standards

     The content of the form Agreement promulgated by the Plan Administrator under Section 4 of this Plan must meet the following standards:

          (a) Fee Deferral Elections. No election to defer Fees under this Plan may take effect prior to the later of (i) the actual execution date of the form Agreement submitted by the Director, (ii) the commencement date specified in such Agreement or (iii) the date upon which the completed and executed Agreement is delivered to the Secretary of the Company or his/her delegate. No election to terminate a previous deferral election may be effective prior to the later of the date of written notice of such termination from the affected Director to the Secretary of the Company, (ii) the effective date specified in the notice or (iii) the date such notice is received by the Secretary of the Company or his/her delegate.

          (b) Options for Treatment of Deferred Fees. Deferred Fees shall at a minimum be credited, on an unfunded basis, with interest at a rate and frequency deemed appropriate by the Plan Administrator and stated in the Agreement form. At its discretion, the Plan Administrator may also offer, subject to Director election, alternative methods for determining an appropriate hypothetical investment return on the deferred Fees. Such alternatives may include treating such Fees as if they had been invested in common stock issued by the Company, although election of such an option may not give to the Director any rights as a shareholder with respect to the hypothetical shares of Company-issued common stock into which his/her deferred Fees may be converted for accounting purposes. Any such election shall be irrevocable with respect to the deferred Fees to which it pertains. The procedures for administering any of these options shall be determined by the Plan Administrator and specified in the form Agreement.

          (c) Distribution of Deferred Fees. Fees deferred under this Plan (and any hypothetical investment return allocated to them pursuant to subsection
(b) of this Section 5) may not be distributed under any circumstances prior to the cessation of the Director's service on the Board. The form Agreement must specify the timing and method of distribution at such time and may, in the discretion of the Plan Administrator, permit the Director to select from among alternative methods of making such distributions. Any such election shall be irrevocable with respect to the deferred Fees to which it pertains.

          (d)  Assignability; Designation of Beneficiaries.

          (i) Prohibition on Transfer. A Director's interest under this Plan shall be nontransferable and may not be sold, hypothecated, assigned, anticipated, alienated, commuted, pledged, encumbered or otherwise conveyed by a Director (whether voluntarily or involuntarily) to any party, nor may any award be subject to attachment or garnishment by any creditor or a Director; provided, however, that in the event of the incapacity (as determined by the Plan Administrator) or death of the Director, his/her attorney-in-fact pursuant to a valid power of attorney giving general or specific authority to make elections with respect to this Plan, his/her court-appointed guardian or the custodian of his/her affairs or the executor or administrator of his/her estate (as the case may be) may exercise any rights with respect to this Plan that the Director could have exercised if he/she were still alive or not incapacitated. No assignment or transfer of the rights of any Director under this Plan, whether voluntary, involuntary, or by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right under this Plan whatsoever.

          (ii) Designation of Beneficiary(ies).  Notwithstanding anything in
Section 5(d)(i) to the contrary, a Director may designate a person or persons (which may be an entity other than a natural person) to receive, in the event of his/her death, any rights to which he/she would be entitled under this Plan (his/her "Beneficiary(ies)"). Such a designation (or modification of designation) shall be made in writing, and filed with the Secretary of the Company or his/her delegate. If a Director fails to designate a Beneficiary, then Section 5(d)(i) will apply.

          (e) Tax Withholding. The Company shall have the responsibility, power and the right to deduct or withhold an amount sufficient to satisfy federal, state and local taxes required under applicable law to be withheld with respect to payments under this Plan.

          (f) Unfunded Plan. The Company shall not be required to segregate any assets in connection with this Plan, and the Plan shall constitute an `unfunded'' plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and the liabilities of the Company to any Director pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Director, former Director or Beneficiary under the Plan shall be limited to those of a general unsecured creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements shall be consistent with the unfunded status of the Plan.

6.   Plan Administration

          (a) Committee as Plan Administrator. This Plan shall be administered by the Committee. Except as otherwise expressly required by this Plan, the Committee shall have the complete authority and absolute discretion to interpret and construe the provisions of this Plan and the Agreements and make determinations pursuant to any Plan provision or Agreement which shall be final and binding on all persons. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to the member's own willful misconduct or lack of good faith.

          (b) Determinations Final. All determinations and decisions made by the Committee and the Board with respect to this Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

7.   Amendment and Termination of the Plan

     Except as otherwise provided in this Plan, the Board may at any time terminate and, from time to time, may amend or modify this Plan, provided, however, that no outstanding deferral Agreement may be modified without the consent of the Director party to such agreement and any Agreement outstanding at the time of the termination of this Plan shall continue in force notwithstanding any such termination. For purposes of this Plan, an Agreement will be deemed to be "outstanding" if amounts have accrued under the Agreement that have not been distributed to the Director or his/her Beneficiary. Any such action of the Board may be taken without the approval of the Company's shareholders.

8.   Corporate Restructuring

          (a) No Bar to Corporate Restructuring. The existence of this Plan or any outstanding Agreement under this Plan shall not affect in any way the right or power of the Company or its shareholders (i) to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, (ii) to issue bonds, debentures, preferred or preference stocks ahead of or affecting the Common Stock or the rights thereof, (iii) to dissolve or liquidate the Company, (iv) to sell or transfer all or part of its assets or business or (v) to effect any other corporate act or proceeding, whether of a similar character or otherwise.

          (b) Capital Readjustments/Award Modifications. In the event that an option to have deferred Fees treated as if invested in hypothetical shares of Company-issued common stock is permitted in any Agreement, interests under this Plan involving such stock will be deemed to be made in hypothetical shares of the stock as constituted on the date the deferred Fees are converted to hypothetical shares. However, such hypothetical shares of stock shall reflect the adjustments (if any) with respect to the Company's common stock contemplated in this Section 8(b). In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution with respect to the Company's common stock or other change in corporate structure affecting the such stock, the Plan Administrator shall have the authority to make such substitution or adjustments in the aggregate number and kind of shares deemed issued on a hypothetical basis under the Plan and/or such other equitable substitution or adjustments as it may determine in its sole discretion to be appropriate to ensure that all Directors are treated equitably as a result of any such event. Any such adjustment may provide for the elimination of fractional shares. Any hypothetical shares accruing to the interest of any Director under this Plan as a result of any adjustment under this Section 8(b) will be subject to the same terms and conditions as the hypothetical shares to which they accrue.

9.   No Right to Continue As Director

     Participation in this Plan shall not be construed as giving a Director the right to be retained as such by the Company. Nothing in this Plan shall interfere with or limit in any way the right of the Board to terminate any Director's tenure or fail to renominate any Director at any time in accordance with the Bylaws of the Company, nor confer upon any Director any right to continue as a Director of the Company.

10.  Governing Law

     To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the State of Georgia.

11.  Captions

     Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of this Plan.

12.  Savings Clause

     This Plan is intended to comply in all aspects with applicable law and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void. However, to the extent permitted by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

13.  Effect on Existing Deferral Agreements

     Any agreement providing for the deferral of Fees which was executed by a Director prior to the adoption of this Plan and which is still outstanding as of the Effective Date shall continue to be fully effective according to its terms and shall in no way be affected by the adoption of this Plan.

14.  Effective Date

     The Effective Date of this Plan shall be September 22, 1998, provided that it is then approved by the Committee.